SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2001

UNION CARBIDE CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-1463 (Commission File Number)	13-1421730 (IRS Employer Identification No.)

39 Old Ridgebury Road, Danbury, Connecticut 06817
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 794-2000

Not applicable
(Former name or former address, if changed since last report.)

ITEM 4. Changes in Registrant’s Independent Auditors.

KPMG LLP was previously the principal accountant for Union Carbide Corporation. On March 13, 2001, that firm's appointment as principal accountant was terminated and Deloitte & Touche LLP was engaged as principal accountant. The decision to change accountants was approved by the board of directors.

In connection with the audits of the two fiscal years ended December 31, 2000, and the subsequent interim period through March 13, 2001, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its opinion to the subject matter of the disagreement.

The audit reports of KPMG LLP on the consolidated financial statements of Union Carbide Corporation and subsidiaries as of and for the years ended December 31, 2000 and 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from KPMG LLP is attached as Exhibit A.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Attached as Exhibit 16.1 is a letter from KPMG to the Securities and Exchange Commission dated March 13, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 13, 2001

UNION CARBIDE CORPORATION

By: /S/ John Macdonald
Name: John Macdonald
Title: Secretary

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter of KPMG regarding change in Registrant's independent auditor.

EXHIBIT 16.1

Securities and Exchange Commission
Washington, D.C. 20549

March 13, 2001

Ladies and Gentlemen:

We were previously principal accountants for Union Carbide Corporation and, under the date of January 22, 2001, except as to note 17, which was as of February 6, 2001, we reported on the consolidated financial statements of Union Carbide Corporation and subsidiaries as of and for the years ended December 31, 2000 and 1999. On March 13, 2001 our appointment as principal accountants was terminated. We have read Union Carbide Corporation’s statements included under Item 4 of its Form 8-K dated March 13, 2001, and we agree with such statements.

Very truly yours,

/S/ KPMG LLP
KPMG LLP